EXHIBIT 99.1

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

GIBSON, DUNN & CRUTCHER LLP

FRED L. PILLON, SBN 072260

DESMOND CUSSEN, SBN 154936

One Montgomery Street
Suite 3100
San Francisco, California 94104

Telephone: (415) 393-8200
Facsimile: (415) 986-5309

Proposed Attorneys for Debtor
LIBERATE TECHNOLOGIES

UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF CALIFORNIA

SAN FRANCISCO DIVISION

In re	CASE NO. CASE NO. 04-31394 (TEC)

LIBERATE TECHNOLOGIES,	CHAPTER 11

Debtor.	DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

Hearing: TO BE SCHEDULED

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

TABLE OF CONTENTS

I.	INTRODUCTION
	A.	Background.
	B.	Purpose of this Disclosure Statement
	C.	No Voting on Plan
	D.	Confirmation
	E.	Limitations

II.	THE DEBTOR
	A.	Brief Description of Debtor’s Business/SEC Reports
	B.	Financial Performance
	C.	Restatement of Financial Statements/Legal Proceedings/D&O Insurance/San Carlos Lease
		1.	Restatement.
		2.	Ensuing Litigation/SEC Investigation.
		3.	Other Significant Litigation.
		4.	D&O Insurance Policies.
		5.	San Carlos Lease.
	D.	Management Team/Cost Reductions/Business Focus
		1.	Management Team.
		2.	Completion of Restatement.
		3.	Cost Reduction Program.
		4.	Focus on Core Business.
		5.	Retention of Financial Advisers.
	E.	Debtor’s Equity
	F.	Decision to File for Bankruptcy

III.	THE DEBTOR’S CHAPTER 11 CASE
	A.	Commencement of the Chapter 11 Case
	B.	“First Day” Motions
	C.	Parties in Interest
	D.	Committees
	E.	Filing of Schedules and Statement of Financial Affairs
	F.	Transfer of Venue/Significant Motions
	G.	General and Governmental Bar Dates

IV.	DESCRIPTION OF THE PLAN OF REORGANIZATION
	A.	Overview
	B.	Classification of Claims and Interests
	C.	Summary of Treatment of Claims and Equity Interests Under the Plan

V.	IMPLEMENTATION OF THE PLAN
	A.	Funding of the Plan
	B.	Vesting of Assets in Reorganized Debtor
	C.	Reorganized Debtor
	D.	Limitation of Liability
	E.	Discharge
	F.	Injunction Related to the Discharge
	G.	Distributions for Claims Allowed as of the Effective Date
	H.	Transmittal of Distributions to Parties Entitled Thereto

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

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DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

	I.	Disputed Claims and Equity Interests
	J.	Estimation of Claims
	K.	Prosecution of Objections to Claims and Equity Interests
	L.	No Waiver of Setoff
	M.	Unclaimed Property
	N.	Modification of Plan
	O.	Revocation and Withdrawal
	P.	Final Decree
	Q.	Retention of Jurisdiction
	R.	Conditions Precedent to Confirmation
	S.	Conditions Precedent to Effective Date

VI.	EXECUTORY CONTRACTS
	A.	Executory Contracts and Unexpired Leases.
		1.	Assumption
		2.	Rejection
		3.	Satisfaction of Assumption Obligations
		4.	Insurance Policies
		5.	Warrants And Options
		6.	Effect of Confirmation Order

VII.	CERTAIN TAX CONSEQUENCES OF THE PLAN

VIII.	CONFIRMATION
	A.	General
	B.	Feasibility
		1.	General
		2.	Payments Due Under the Plan
		3.	Cash Needed on An Ongoing Basis

IX.	CONCLUSION

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

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DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT.

THIS DISCLOSURE STATEMENT CONTAINS ONLY A SUMMARY OF THE PLAN, AND IS NOT INTENDED TO REPLACE CAREFUL AND DETAILED REVIEW AND ANALYSIS OF THE PLAN, BUT TO AID AND SUPPLEMENT SUCH REVIEW.  THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED PROVISIONS SET FORTH IN THE PLAN (WHICH HAS BEEN FILED CONCURRENTLY HEREWITH).  IN THE EVENT OF A CONFLICT BETWEEN THE PLAN AND DISCLOSURE STATEMENT, THE PROVISIONS OF THE PLAN WILL GOVERN.  ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE ENCOURAGED TO REVIEW THE FULL TEXT OF THE PLAN AND TO READ CAREFULLY THIS ENTIRE DISCLOSURE STATEMENT.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.

NO PERSON SHALL CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE.  EACH PERSON SHOULD CONSULT ITS OWN LEGAL BUSINESS, FINANCIAL OR TAX ADVISORS AS TO ANY SUCH MATTERS CONCERNING THE DISCLOSURE STATEMENT AND THE PLAN.

THIS DISCLOSURE STATEMENT HAS NOT BEEN SUBJECT TO AN AUDIT.  THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

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DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

I.

INTRODUCTION

A.                                    Background.

On April 30, 2004 (the “Petition Date”), Liberate Technologies, a Delaware corporation (“Liberate” or the “Debtor”), filed a voluntary petition under chapter 11 of  title 11 of the United States Code (the “Bankruptcy Code”).  The Chapter 11 Case was filed in the United States Bankruptcy Court for the District of Delaware and venue was subsequently transferred to the United States Bankruptcy Court for the Northern District of California, San Francisco Division (the “Bankruptcy Court”).  This Disclosure Statement (the “Disclosure Statement”) contains information with respect to the Debtor and the Plan of Reorganization proposed by the Debtor and filed with the Bankruptcy Court on May 17, 2004 (the “Plan”), a copy of which has been filed concurrently herewith.

Unless otherwise defined in this Disclosure Statement, capitalized terms used herein will have the same meanings given to them in the Plan.  If such capitalized terms are not defined in the Plan, they will have the meanings assigned to them by the Bankruptcy Code or the Bankruptcy Rules.

For several months prior to the Petition Date, the Debtor’s Board of Directors (the “Board”) considered and discussed the Debtor’s ongoing restructuring activities, business activities and prospects, and potential strategic alternatives.  On April 26, 2004, the Board authorized the Debtor to file a voluntary petition under chapter 11 of the Bankruptcy Code in an effort to reorganize its business.  In reaching its decision, the Board considered a number of factors including the Debtor’s need to strengthen its financial position and reduce its cost structure.  In particular, the Debtor has a number of potential liabilities and exposures that it is seeking to resolve in this Chapter 11 Case, including those arising from leases on excess facilities in San Carlos, California and the United Kingdom, claims from former employees, equipment leases, outstanding contracts with certain vendors and licensees, and pending shareholder and patent litigations.  In addition the Debtor has retained (subject to approval of the Bankruptcy Court) Allen & Company (“Allen”) as its financial advisor and investment banker to advise the Debtor on potential strategic alternatives that may arise.

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

The Debtor believes that a bankruptcy fling will likely assist that process in the event the Company determines it is in the best interest of stockholders to undertake such process.

In brief, the proposed Plan provides for the payment in full with interest of all Allowed Claims and for the retention by shareholders of their Equity Interests in the Debtor.  The proposed Plan also establishes a framework for the resolution of all Disputed Claims.  A detailed description of some of the major provisions of the Plan is contained in section IV of this Disclosure Statement.  For more information concerning the Plan, please read the Plan in its entirety.  Because all Classes of Claims will be paid in full with interest, and because all holders of Equity Interests will retain their Interests in the Debtor, all Classes of Claims and Equity Interests are unimpaired under the Plan and are presumed to have accepted the Plan.  As a result of the foregoing, the Debtor will not be soliciting any votes on the Plan.  In addition, and in order to save time and expense, concurrently with the filing of this Disclosure Statement and the Plan, the Debtor has filed a motion for an order combining the hearing on approval of this Disclosure Statement with the hearing on confirmation of the Plan.

THE DEBTOR BELIEVES THAT THE PLAN IS IN THE BEST INTERESTS OF THE DEBTOR AND ITS CREDITORS AND EQUITY INTEREST HOLDERS.

B.                                    Purpose of this Disclosure Statement

This Disclosure Statement sets forth information regarding the history of the Debtor, its business, the filing of the Chapter 11 Case, the Debtor’s assets, and the Plan.  This Disclosure Statement also enables the Bankruptcy Court to determine whether the Plan complies with the provisions of chapter 11 of the Bankruptcy Code and should be confirmed.

The Disclosure Statement does not purport to be a complete description of the Plan, the financial status of the Debtor, the applicable provisions of the Bankruptcy Code, or of other matters that may be deemed significant by Creditors, holders of Equity Interests, or other parties-in-interest.  The Disclosure Statement necessarily involves a series of compromises between extensive “raw data” and the legal language in documents or statutes on the one hand and considerations of readability and usefulness on the other.  For further information, you should examine the Plan directly and you may want to consult your legal and financial advisors.

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

C.                                    No Voting on Plan

Pursuant to section 1126 of the Bankruptcy Code, the only parties entitled to vote to accept or reject a plan are the members of classes whose claims or interests are impaired under the plan and who receive or retain property under the plan.  A class is impaired unless its legal, equitable or contractual rights are left unaltered by the proposed treatment under the Plan.

Pursuant to section 1126(f) of the Bankruptcy Code, a class of claims or interests that is not impaired under a plan is conclusively deemed to have accepted the plan.

Because the Plan provides for the payment in full with interest of all Allowed Claims and for the retention by shareholders of their Equity Interests in the Debtor, all classes of Claims and Equity Interest under the Plan are unimpaired.  As a result, the Debtor will not be soliciting any votes on the Plan.  In addition, and in order to save time and expense, the Debtor has filed a motion for an order combining the hearing on approval of this Disclosure Statement with the hearing on confirmation of the Plan.

D.                                    Confirmation

Confirmation is the technical term for the Bankruptcy Court’s approval of a plan of reorganization.  At the Confirmation Hearing, in order to confirm the Plan, the Debtor must demonstrate that it has met the requirements of section 1129 of the Bankruptcy Code.  If the Bankruptcy Court determines that all of the requirements of section 1129 have been satisfied, the Bankruptcy Court will enter an order confirming the Plan.  The Debtor believes that the Plan satisfies all the statutory requirements of chapter 11 of the Bankruptcy Code for confirmation of the Plan.

As described above, concurrently with the filing of this Disclosure Statement and the Plan, the Debtor has filed a motion for an order combining the hearing on approval of this Disclosure Statement with the hearing on confirmation of the Plan.  If that motion is granted, the Bankruptcy Court will set a hearing to determine whether the Disclosure Statement should be approved and whether the requirements for Confirmation of the Plan have been satisfied.

Parties in interest have the right to object to approval of the Disclosure Statement and/or to confirmation of the Plan.  Any objections to approval of the Disclosure Statement and/or to confirmation of the Plan must be in writing and filed with the Bankruptcy Court by a deadline that

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

will be established by the Bankruptcy Court.  In addition, copies of such objections must be received by the following persons:

Desmond Cussen
GIBSON, DUNN & CRUTCHER LLP
One Montgomery Street, 31st Floor
San Francisco, California  94104

Rule 9014 of the Federal Rules of Bankruptcy Procedure governs objections to confirmation of the Plan.  Unless an objection to confirmation is timely filed and served, it may not be considered by the Bankruptcy Court.

At the confirmation hearing, the Bankruptcy Court will consider whether the Disclosure Statement should be approved and whether the Plan satisfies the various requirements of the Bankruptcy Code.  The Debtor believes that the Plan satisfies all of the requisites for confirmation and will present such evidence and argument as may be necessary or appropriate at or prior to the Confirmation Hearing.

E.                                      Limitations

THIS DISCLOSURE STATEMENT WAS COMPILED FROM INFORMATION PROVIDED OR OBTAINED BY THE DEBTOR FROM NUMEROUS SOURCES BELIEVED TO BE ACCURATE TO THE BEST KNOWLEDGE, INFORMATION AND BELIEF OF THE DEBTOR.  THE DEBTOR HAS MADE REASONABLE EFFORTS TO PRESENT THE INFORMATION ACCURATELY AND FAIRLY BUT DOES NOT MAKE ANY REPRESENTATION OR WARRANTY THAT THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS FREE FROM ANY INACCURACY.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED IN THIS DISCLOSURE STATEMENT.  THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCE, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS DISCLOSURE STATEMENT SINCE THE DATE OF THIS DISCLOSURE STATEMENT.

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

THE DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF, OR STIPULATION TO, ANY FACT OR LIABILITY, OR A WAIVER OF ANY RIGHTS.  THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY ADVERSARY PROCEEDING OR CONTESTED MATTER AGAINST THE DEBTOR OR ANY OTHER PARTY, NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE REORGANIZATION AS TO ANY INTERESTED PARTY.

II.

THE DEBTOR

A.                                    Brief Description of Debtor’s Business/SEC Reports

The Debtor began its operations in late 1995 as a division of Oracle Corporation.  After being spun off from Oracle in 1996 and subsequently merging with a subsidiary of Netscape Communications, the Debtor changed its name to Liberate Technologies in May 1999.  The Debtor went public in July 1999.

The Debtor and its subsidiaries are providers of software and services for digital cable systems.  The Debtor’s TV Navigator software enables cable operators to run multiple digital applications and services, including interactive programming, high definition television, video on demand, personal video recorders and games, on multiple platforms.

The Debtor has two versions of its TV Navigator software.  One version is designed for and deployed primarily in Europe (the “European Product”).  The other version is designed for and deployed in the U.S. (the “U.S. Product”).

The Debtor has three wholly-owned subsidiaries: (a) Liberate Technologies B.V., a Netherlands corporation that provides sales and servicing support for the European Product and maintains a London, U.K. office, (b) 2014120 Ontario Inc., a Canadian corporation, that does not conduct any current business, and (c) Liberate Technologies LLC, a Delaware limited liability company that does not currently conduct any business.  Liberate Technologies Canada Ltd., an Ontario corporation, that provides development and engineering support for the Debtor, in particular for the U.S. Product, is a wholly-owned subsidiary of Liberate Technologies LLC.  None of these

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

subsidiaries has filed for bankruptcy protection.  The Debtor pays the operating expenses of Liberate Technologies B.V. and Liberate Technologies Canada Ltd. in exchange for the services that are provided by those two subsidiaries.

For additional general background regarding the Debtor, Creditors and holders of Equity Interests should read the Debtor’s Form 10-K for the Fiscal Year Ended May 31, 2003 (the “Form 10-K”) and the Forms 10-Q for the quarterly periods ended August 31, 2003, November 30, 2003 and February 29, 2004 (the “Forms 10-Q”), each of which are available at www.sec.gov, the official website for the SEC, and www.liberate.com, the Debtor’s website.  The Forms 10-K and 10-Q (and other SEC reports concerning the Debtor) contain information concerning the Debtor, its assets and its business as well as consolidated financial statements for the year ended May 31, 2003 and the quarters ended August 31, 2003, November 30, 2003 and February 29, 2004 (as the case may be), and certain other financial information.

B.                                    Financial Performance

Although the Debtor generates revenues from licenses, royalties and services (such as development, integration and maintenance), the Debtor has never been profitable.  During the fiscal year ended May 31, 2003, the Debtor generated revenue of $27.7 million, incurred operating expenses of $178.6 million, and had a net loss of $399.3 million(1) (the Debtor’s balance of cash and liquid short-term and long-term investments decreased by approximately $140 million for the fiscal year ended May 31, 2003).  In the ten month period ended March 31, 2004, the Debtor generated revenue of $4.7 million, incurred operating expenses of $45.3 million, and had a net loss of $38.8 million (the Debtor’s balance of cash and liquid short-term and long-term investments decreased by approximately $38.4 million for the ten month period ended March 31, 2004).  The year to date loss includes $1.4 million of restructuring charges related to current year workforce reductions, and $5.0 million of impairment of deferred costs related to warrants.

As of March 31, 2004, the book value of the Debtor’s assets was approximately $250 million (including cash and cash equivalents in the amount of $213.2 million and restricted cash in the

(1)  $209.3 million of this net loss was attributable to a goodwill impairment charge.

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

amount of $10.3 million) and its liquidated, undisputed liabilities were approximately $21.7 million.(2)  In addition, several significant disputed and contingent claims have been asserted against the Debtor.  For example, the Debtor has filed a motion seeking to reject the lease for its former headquarters located in San Carlos, California, and anticipates that its landlord will assert a claim in excess of $40 million.  In addition, the plaintiffs in the Securities Litigation, the Derivative Litigation, the IPO Litigation and the OpenTV Patent Litigation have asserted significant disputed and contingent claims that have yet to be liquidated.  Further, certain former employees have asserted disputed and contingent claims.

C.                                    Restatement of Financial Statements/Legal Proceedings/D&O Insurance/San Carlos Lease

1.                                      Restatement.

In the fall of 2002, the Debtor announced that it had discovered facts that called into question the Debtor’s revenue recognition for various transactions.  The Debtor’s audit committee retained independent counsel and initiated an inquiry to review the timing and appropriateness of revenue recognition.

The audit committee’s investigation was completed in September of 2003 and, as a result of its findings, the Debtor restated its financial statements for the fiscal year ended May 31, 2002 and for the quarters ended November 30, 2001, February 28, 2002 and May 31, 2002, and also revised its financial statements for the first quarter of its 2003 fiscal year, which had been previously announced in a press release.   In response to the findings of the investigation, the Debtor terminated its chief operating officer and senior members of its sales department and adopted a number of control initiatives.  Further information regarding the restatement may be found in the Form 10-K.  Creditors and holders of Equity Interests are referred to Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Form 10-K.

(2)          2014120 Ontario, Inc. holds a cash account containing approximately $7,300,000 which is not included in this amount but is consolidated into the financial records of the Debtor for reporting purposes.

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

2.                                      Ensuing Litigation/SEC Investigation.

As a result of the Debtor’s announcements in October and November 2002 that it would restate its financial results for fiscal 2002 and that it was investigating other periods, five securities class-action lawsuits were filed in the United States District Court for the Northern District of California  against the Debtor and certain of its officers and directors beginning on October 17, 2002.  These lawsuits were subsequently consolidated into a single class action styled In re Liberate Technologies Securities Litigation (Master File No. C-02-5017-MJJ) (the “Securities Litigation”).  The defendants in the Securities Litigation are the Debtor, Mitchell Kertzman (the former chief executive officer and Chairman of the Board of the Debtor), Nancy Hilker (the former chief financial officer of the Debtor), Donald Fitzpatrick (the former chief operating officer of the Debtor) and Coleman Sisson (the former President and a former Director of the Debtor).  The plaintiffs in the Securities Litigation generally allege, among other things, that members of the purported class were damaged when they acquired the Debtor’s securities because, as a result of accounting irregularities, the Debtor’s previously issued financial statements were materially false and misleading, which caused the prices of the Debtor’s securities to be inflated artificially.  This class action further alleges that, as a result of this conduct, the class action defendants violated Section 10(b) and 20(a) of the Securities Exchange Act of 1934, and SEC Rule 10b-5, promulgated thereunder.  The plaintiffs seek unspecified monetary damages and other relief from all of the Securities Litigation defendants.

The plaintiffs in the Securities Litigation filed a consolidated amended class action complaint on November 24, 2003.  The current deadline for defendants to respond to the consolidated amended class action complaint is May 31, 2004 (the parties have stipulated to enlargements of time for defendants to respond to the consolidated amended class action complaint pending ongoing settlement negotiations).

In addition, and also as a result of the restatement, two shareholder derivative suits were filed in California Superior Court for the County of San Mateo in the fall of 2002.  These actions were subsequently consolidated into a single action, styled In re Liberate Technologies Derivative Litigation (Perlmutter and Hubbard v. Liberate Technologies), No. CIV-426770 (the “Derivative Litigation”), pending before the California Superior Court for the County of San Mateo.  The

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

defendants in the Derivative Litigation include Mitchell Kertzman, Coleman Sisson, Nancy Hilker, Donald Fitzpatrick, Christopher J. Bowick (a former Director of the Debtor), Charles N. Corfield (a current Director of the Debtor), Dana L. Evan (a former Director of the Debtor), David C. Nagel (a current Director of the Debtor), and David J Roux (a former Chairman of the Board and Director of the Debtor).  The Debtor is named as a nominal defendant in the Derivative Litigation.  The Derivative Litigation is based on substantially the same facts and circumstances as the Securities Litigation and generally alleges that the defendants failed to adequately oversee the Debtor’s financial reporting, and thus are liable for breach of their fiduciary duties, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment.  The Derivative Litigation also alleges that certain Derivative Litigation defendants are liable for violations of California Corporations Code § 25402 and breach of their fiduciary duties for insider selling and misappropriation of information.  The Derivative Litigation seeks unspecified monetary damages and other relief.

The derivative plaintiffs filed a consolidated shareholder derivative complaint on January 9, 2004.  The individual defendants filed several demurrers to the consolidated shareholder derivative complaint on or about January 26, 2004.  The parties have stipulated to enlargements of time for the derivative plaintiffs to respond to the demurrers, pending ongoing settlement discussions.  The Debtor also filed a demurrer to the consolidated shareholder derivative complaint on or about January 26, 2004.  The Debtor argues that the derivative plaintiffs have not yet demonstrated standing to pursue this litigation on the Debtor’s behalf.  Specifically, the Debtor argues that the corporation manages the business and affairs of the corporation, including the decision to institute litigation on its behalf.  Accordingly, the derivative plaintiffs must either demand that the Debtor’s Board pursue this litigation (which the plaintiffs have not done) or demonstrate that demand would be futile (i.e. demonstrate “demand futility”).  The Debtor argues in its demurrer that the derivative plaintiffs have not demonstrated demand futility, and therefore they lack standing to pursue this litigation.  The individual defendants joined the Debtor’s demurrer.  The parties have stipulated to enlargements of time for the derivative plaintiffs to respond to this demurrer, pending the ongoing settlement discussions (discussed below).

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

The Securities Litigation and the Derivative Litigation are in the early phases of litigation.  The parties have retained the Honorable J. Lawrence Irving (Ret.) to serve as a mediator in an attempt to globally resolve the Securities Litigation and the Derivative Litigation.  On December 3, 2003, the parties met with Judge Irving in San Diego, California, for a one-day mediation session.  Although the parties did not reach an agreement at the conclusion of the December 3, 2003 mediation session, settlement discussions between the parties under the auspices of Judge Irving are ongoing.

In February 2003, the Debtor learned that the SEC had initiated a formal, non-public investigation into the events and circumstances that led to the restatement of the Debtor’s financial statements.  The Debtor has and is continuing to fully cooperate with the SEC in its investigation.  The SEC has not asserted any legal claims or charges against the Debtor or any of the Debtor’s current or former directors, officers or employees.  The Debtor understands that the SEC Investigation is still pending.

3.                                      Other Significant Litigation.

In addition, as of the Petition Date, the Debtor was also involved in the following litigation:

(a)                                  The Debtor is defendant in a class action lawsuit relating to the Debtor’s initial public offering and secondary public offering of common stock, entitled In re Liberate Technologies, Inc. Initial Public Offering Securities Litigation, No. 01-CV-4147 and In re Initial Public Offering Securities Litigation, No. 21 MC 92 (the “IPO Litigation”), which are pending in the United States District Court for the Southern District of New York against several of the firms that underwrote these offerings.  The Debtor, Mitchell Kertzman and Nancy Hilker are co-defendants in the IPO Litigation.  The suits allege that the underwriters received excessive and improper commissions that were not disclosed in the Debtor’s prospectus and that the underwriters artificially inflated the price of the Debtor’s stock.  The suits have been consolidated with hundreds of similar suits against underwriters and issuers that are unrelated to the Debtor.  While the Debtor denies allegations of wrongdoing in the suits that are pending against it, the Debtor has agreed to enter into a global settlement of these claims and expects its insurers to cover amounts in excess of the Debtor’s deductible.  The global settlement is being negotiated among plaintiffs, insurers and co-defendants.

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PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

(b)                                 The Debtor is also a defendant in a patent lawsuit commenced by OpenTV against the Debtor in the United States District Court for the Northern District of California (styled OpenTV, Inc. v. Liberate Technologies, Case No. C-02-00655 SBA), in which OpenTV has alleged that the Debtor is infringing two of OpenTV’s patents and is seeking monetary damages and injunctive relief.  The Debtor has counterclaimed against OpenTV, seeking monetary damages and injunctive relief.

(c)                                  Several former employees have also asserted claims against the Debtor.

Further information regarding the litigation to which the Debtor is a party as of the Petition Date may be found in the Form 10-K and the Forms 10-Q.  Creditors and holders of Equity Interests are referred to Item 3, “Legal Proceedings,” of the Form 10-K and Part II, Item 1, “Other Information – Legal Proceedings” of the Forms 10-Q.

4.                                      D&O Insurance Policies.

Up to the Petition Date, the Debtor advanced the defense costs incurred by certain of its current and former directors and officers in connection with the Securities Litigation, the Derivative Litigation and the SEC Investigation.

The Debtor is a party to the following Directors, Officers and Company Insurance Liability policies (collectively, the “D&O Policy”) (a) a policy issued by Lloyds of London (designated as policy number 823/FZ0201781) which provides for $5 million of insurance coverage, (b) a policy issued by Federal Insurance Company (designated as policy number 8166-5731) which provides for $5 million in excess coverage, and (c) a policy issued by National Union Fire Insurance Co. (designated as policy number 569-63-94) which provides for an additional $5 million in excess coverage, all on the terms set forth therein.

The Debtor is also a party to a litigation protection agreement issued by American International Specialty Lines Insurance Company (designated as policy number 405-90-74) (the “Litigation Protection Agreement”).  The Litigation Protection Agreement provides for an additional $100 million of excess coverage (after the Debtor incurs $20 million of loss, as provided therein) for loss (including defense costs) arising from the Securities Litigation, the Derivative Litigation and related actions.

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

The Debtor and the Debtor’s insurance carriers have not yet reached an agreement regarding the extent to which the claims asserted against the Debtor and its current and former directors and officers in the Securities Litigation, the Derivative Litigation and the SEC Investigation are covered claims under the D&O Policy.

5.                                      San Carlos Lease.

On or about April 27, 1999, the Debtor entered into a non-residential real property lease (the “San Carlos Lease”) for approximately 180,915 square feet of office space located in San Carlos, California with Circle Star Center Associates, L.P. (the “Landlord”).  The aggregate monthly base rent and common area maintenance charges currently coming due under the Circle Star Lease is approximately $683,823, per month.  The term of the Circle Star Lease extends until April 26, 2009 for one building and February 28, 2010 for the second building.

Due to the significant reduction in its work force described in section II.D(3) below, the Debtor no longer needs the use of the San Carlos premises.  Indeed, the Debtor vacated and removed virtually all of its property from the San Carlos premises on March 31, 2004, and moved its corporate headquarters to new space in San Mateo, California (the new space consists of 15,011 square feet and the current monthly rent and common area maintenance charges currently coming due thereunder is $26,269, per month).  Despite the Debtor’s best efforts to negotiate a lease restructure or termination with the San Carlos landlord for an approximate one year period prior to the Petition Date, the Landlord was unwilling to negotiate a lease termination on reasonable terms.  As the San Carlos Lease has no value to the Debtor’s estate, the Debtor has filed a motion seeking to reject the San Carlos Lease effective as of the Petition Date (this rejection will also result in the rejection of two subleases pursuant to which the Debtor has subleased approximately 35% of the space in the leased premises for an aggregate monthly rent of $79,608).

D.                                    Management Team/Cost Reductions/Business Focus

The Debtor has recently undergone several significant changes, in particular in connection with the composition of its management team and a reduction in costs:

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

1.                                      Management Team.

The Debtor has significantly changed its management team in recent years.   As of the Petition Date, the Debtor’s principal officers were David Lockwood (President and Chief Executive Officer), Greg Wood (Executive Vice President and Chief Financial Officer), Mark Vickers (Chief Technology Officer), Patrick Nguyen (Executive Vice President of Corporate Development), Paul Dawes (Senior Vice President of Sales and Marketing), Mark Scadina (Vice President and General Counsel), Phil Vachon (President, International) and Antoine Boucher (Senior Vice President of iTV Engineering), most of whom joined the Debtor in the Spring of 2003.  In addition to Mr. Lockwood, as of the Petition Date the members of the Debtor’s Board were Charles N. Corfield, Patrick S. Jones, Dr. David C. Nagel and Robert R. Walker.

Creditors and Equity Security holders are referred to the Debtor’s proxy statement (Schedule 14A) which is available at www.sec.gov and the Debtor’s website at www.liberate.com for biographical and other information on the majority of the above-named directors and officers.

2.                                      Completion of Restatement.

The Debtor completed the restatement of its financial statements in September of 2003.

3.                                      Cost Reduction Program.

The Debtor undertook (and continues today) a significant cost reduction program.  Specifically, in 2002 and 2003, the Debtor closed certain offices and conducted substantial reductions in its work force that affected approximately 476 employees.  As of March 31, 2004, the Debtor had 46 employees, while Liberate Technologies B.V. and Liberate Technologies Canada Ltd. had 7 and 120 employees, respectively.

4.                                      Focus on Core Business.

The Debtor has focused its development efforts on its TV Navigator software and divested other businesses.  By way of example, in May and November of 2003, the Debtor sold its business and assets relating to Bill-Care and Operations Support Systems that it had previously acquired from Sigma Systems Group (Canada).

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

5.                                      Retention of Financial Advisers.

The Debtor has also retained investment bankers, Allen & Company LLC (“Allen”), to advise the Debtor on potential strategic alternatives that may arise.  Allen began its engagement with the Debtor in February 2004.  The Debtor believes that a bankruptcy filing will likely assist that process in the event the Company determines it in the best interest of stakeholders to pursue such process.

E.                                      Debtor’s Equity

While the audit committee investigation described in section II.C(1) above was pending, the Debtor was unable to file its quarterly reports with the SEC and, as a result, its stock was delisted from the Nasdaq National Market System (“NASDAQ”) on January 17, 2003.  The Debtor’s stock currently trades through the Pink Sheets system under the symbol “LBRT”.  The Debtor has never declared or paid any cash dividends on its common stock.  The Debtor has adopted a stockholder rights plan which is designed to give the Board flexibility in responding to unsolicited acquisition proposals and discourage coercive takeover offers.  In general, the stockholder rights plan would provide the Debtor’s existing stockholders with rights to acquire additional shares of the Debtor’s common stock at 50% of its trading price if a person or entity acquires 15% or more of the outstanding shares of the Debtor’s common stock, unless the Debtor’s Board of Directors elects to redeem these rights.

As of April 26, 2004, the Debtor had approximately 105,499,567 shares of common stock outstanding, not including any shares issuable on account of not yet exercised warrants or options to acquire common stock.  The Debtor has no shares of preferred stock outstanding.

Creditors and holders of Equity Interests are referred to Item 5, “Market for Registrant’s Common Equity and Related Stockholder Matters” of the Form 10-K for information regarding historic sales prices on the Debtor’s common stock.

F.                                      Decision to File for Bankruptcy

During the period from January through March of 2004, the Board, the Debtor’s management and the Debtor’s professionals analyzed and considered the various options and alternatives for the Debtor’s business.  The Debtor’s directors and officers concluded that the best course of action for the Debtor would be to reorganize the Debtor’s assets and liabilities through a chapter 11 process that

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

would insure the payment in full of all creditors and preserve value for equity holders.  Among other things:

(a)                                  The filing will enable the Debtor to continue its cost saving measures.  For example, as set forth above, the Debtor has filed a motion seeking to reject the San Carlos Lease effective as of the Petition Date.  The current monthly rent under that Lease is approximately $683,823 and the Debtor is no longer using the space.  In the event the Debtor’s rejection motion is granted, the Debtor’s obligations under the lease will be capped pursuant to section 502(b)(6) of the Bankruptcy Code at the greater of 12 months rent or 15% of the remaining rent (not to exceed 3 years).  The Debtor believes that the savings resulting from the rejection of the San Carlos Lease and the resulting cap on the Landlord’s claim could total approximately $38 million.

(b)                                 The filing will enable the Debtor to continue its focus on the TV Navigator software.  By way of example, the Debtor has approximately 140 contracts in place that are not necessary to its continued focus on its TV Navigator software and on or about May 17, 2004, the Debtor filed a motion seeking to reject the majority of those contracts.

(c)                                  The filing will enable the Debtor to potentially deal with a variety of claims that have been asserted against the Debtor, including the Securities Litigation, the Derivative Litigation, the OpenTV Patent Litigation and other disputed claims that have been asserted by former employees.  Among other things, the filing of the bankruptcy will result in a stay of all pending litigation.  Also, chapter 11 will enable the Debtor to establish a bar date and define the universe of claims against it.

(d)                                 As described above, the Debtor has retained investment bankers (Allen & Company LLC) to advise the Debtor on potential strategic alternatives that may arise.  The Debtor believes that a filing will facilitate this process (in the event the Company determines it is in the best interest of stockholders to undertake such process) as, for example, chapter 11 provides protections to potential strategic partners that are not available outside of chapter 11.

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

III.

THE DEBTOR’S CHAPTER 11 CASE

A.                                    Commencement of the Chapter 11 Case

The Debtor filed a voluntary petition commencing the Chapter 11 Case on April 30, 2004 (the “Petition Date”).  The Debtor continues to manage and operate its business as a debtor in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

B.                                    “First Day” Motions

On the Petition Date, the Debtor filed the following “first day” motions in order to ensure a smooth transition into chapter 11 and to allow it the ability to continue to operate its business in the ordinary course:

•                  a motion authorizing the Debtor’s retention of Delaware Claims Agency, LLC, c/o Parcels, Inc., 4 East 7th Street, Wilmington, DE  19801, as the Debtor’s Claims Administrator, which was approved by the Bankruptcy Court pursuant to an order entered on May 4, 2004;

•                  a motion for an order determining adequate assurance of payment for utility services and granting related relief, which was approved on an interim basis by the Bankruptcy Court pursuant to an order entered on May 4, 2004;

•                  a motion authorizing the Debtor’s continued use of its existing bank accounts and business forms, which was approved on an interim basis by the Bankruptcy Court pursuant to an order entered on May 4, 2004;

•                  a motion authorizing the waiver of the deposit and investment requirements of section 345 of the Bankruptcy Code and approving the Debtor’s investment guidelines, which was approved on an interim basis by the Bankruptcy Court pursuant to an order entered on May 4, 2004; and

•                  a motion authorizing the Debtor’s payment of certain prepetition employee wages, salary, employee benefits and other compensation and reimbursable employee expenses, which was approved by the Bankruptcy Court pursuant to an order entered on May 4, 2004.

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

On the Petition Date, the Debtor also filed a motion seeking Bankruptcy Court approval of the Debtor’s rejection of the San Carlos Lease effective as of the Petition Date.

C.                                    Parties in Interest

On May 17, 2004, the Debtor filed applications with the Bankruptcy Court seeking to retain the following professionals to represent its interests: (i) Gibson, Dunn & Crutcher LLP, One Montgomery Street, Suite 3100, San Francisco, CA 94104, the Debtor’s bankruptcy counsel; and (ii) Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Palo Alto, CA  94301, the Debtor’s litigation counsel in connection with the Securities Litigation, the Derivative Litigation and the SEC Investigation.  The Debtor expects to shortly file an application to retain Allen & Company, 711 Fifth Avenue, New York, NY  10022, the Debtor’s financial advisors and investment bankers.

On May 7, 2004, the Debtor filed an application to retain Richards, Layton & Finger, P.A., One Rodney Square, Wilmington, DE 19899, as the Debtor’s co-bankruptcy counsel while this case was pending in Delaware.

D.                                    Committees

On May 11, 2004 the United States Trustee formed an official committee of unsecured creditors consisting of the Landlord, Harry F. Pan, Coship Electronics Co., Ltd. MarketWatch.com, Inc., and Rabbit Office Automation.

An ad hoc equity committee has also been formed consisting of stockholders that collectively own approximately 43% of the Debtor’s equity.

E.                                      Filing of Schedules and Statement of Financial Affairs

The Debtor filed its Schedules of Assets and Liabilities and Statement of Financial Affairs on May 17, 2004.

F.                                      Transfer of Venue/Significant Motions

Pursuant to an order entered on May 12, 2004, venue of this Chapter 11 Case was transferred from the Bankruptcy Court in Delaware to the Bankruptcy Court in the Northern District of California (San Francisco Division).

Although the Debtor is authorized to operate its business as debtor-in-possession, it may not engage in transactions outside the ordinary course of business without approval of the Bankruptcy

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

Court after notice and opportunity for a hearing as provided for in the Bankruptcy Code and the Bankruptcy Rules.

On May 17, 2004, the Debtor filed the following motions that are of particular importance to the operation of the Debtor’s business during the pendency of the Chapter 11 Case:

•                  a motion authorizing the retention and compensation of certain professionals utilized in the ordinary course of the Debtor’s business, within certain specified limits in place of the normal restrictions imposed by the Bankruptcy Code; and

•                  a motion approving the Debtor’s rejection of a significant number of executory contracts to which it is a party.

The Debtor also intends to shortly file a motion approving the employment of Latham & Watkins LLP as counsel to the Debtor’s audit committee.

G.                                    General and Governmental Bar Dates

On May 17, 2004, the Debtor filed a motion (the “Bar Date Motion”) seeking an order (the “Bar Date Order”) from the Bankruptcy Court requiring any person or entity holding or asserting a prepetition Claim against the Debtor to file a written proof of Claim on or before the relevant date set forth in the Bar Date Motion (the “General Bar Date”) and any Governmental Unit holding or asserting a prepetition Claim against the Debtor to file a written proof of Claim on or before the relevant date set forth in the Bar Date Motion (the “Governmental Bar Date” and together with the General Bar Date, the “Bar Dates”).  The Bar Date Motion seeks entry of a Bar Date Order that provides that any person or entity (including Governmental Units) failing to file a proof of Claim on account of a prepetition Claim on or before the applicable Bar Date will be forever barred, estopped and enjoined from receiving a Distribution under the Plan, and will be forever barred, estopped and enjoined from asserting a prepetition Claim against the Debtor, its estate, the Reorganized Debtor or any of their respective successors or assigns.

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

IV.

DESCRIPTION OF THE PLAN OF REORGANIZATION

A.                                    Overview

The following is a brief overview of the material provisions of the Plan.  This overview is intended as a summary only.  You are urged to read the Plan in full.  Holders of Claims and Equity Interests are also urged to consult with counsel in order to understand the Plan fully.  If confirmed, the Plan will be legally binding on all parties in the Chapter 11 Case.  If any inconsistency exists between the description of the Plan in this Disclosure Statement and the Plan itself, the provisions of the Plan (a copy of which has been filed concurrently herewith).

In brief, the Plan provides for the payment in full with interest of all Allowed Claims and for the retention by shareholders of their Allowed Equity Interests in the Debtor.  A Claim is generally defined by the Plan and the Bankruptcy Code to be a right to payment from the Debtor, or from the property of the Debtor, or a right to an equitable remedy for breach of performance, if such breach gives rise to a right to payment.  A Creditor holds an Allowed Claim only if (a) such Claim is duly scheduled by the Debtor as other than disputed, contingent or unliquidated, or (b) the Creditor has timely filed with the Bankruptcy Court a proof of Claim that has not been objected to or disallowed, or (c) the Claim has been allowed by a Final Order (provided, however, that until, but only until the Claim Objection Deadline, no Claim shall be treated as Allowed to the extent that it is filed by the holder of such Claim (x) in an amount greater than the amount listed for such Claim by the Debtor in the Schedules or the amount previously allowed by a Final Order or (y) asserting a priority higher than the priority listed for such Claim by the Debtor in the Schedules or allowed by a Final Order).  “Allowed” means with respect to any Equity Interest, (i) an Equity Interest that is reflected in the books and records of the transfer agent for the Debtor on the Confirmation Date, or (ii) an Equity Interest that is allowed by Final Order of the Bankruptcy Court.

B.                                    Classification of Claims and Interests

Certain types of Claims (Administrative Claims and Priority Tax Claims) are not classified under the Plan, but must nonetheless be addressed in the Plan.  Administrative Claims are Claims for administrative expenses of the Debtor, arising during the period commencing on the Petition Date

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

and ending on the Effective Date under sections 503(b), 546(c)(2), or 1114(e)(2) of the Bankruptcy Code and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including, but not limited to (i) any actual and necessary cost or expense of preserving the Estate or conducting the business of the Debtor, (ii) administrative expenses previously allowed by the Bankruptcy Court, (iii) Professional Fees, and (iv) all fees and charges assessed against the Debtor pursuant to 28 U.S.C. § 1930.  Priority Tax Claims are Claims of a Governmental Unit entitled to priority under section 507(a)(8) of the Bankruptcy Code.

All other Claims and all Equity Interests are divided into Classes under the Plan pursuant to section 1122 and 1123(a)(1) of the Bankruptcy Code.  A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class.  A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.  The Plan designates four (4) Classes of Claims and one (1) Class of Equity Interests.

Class 1 – Non-Tax Priority Claims.  Class 1 consists of all Allowed Non-Tax Priority Claims.  Non-Tax Priority Claims are Claims (other than Administrative Claims or Priority Tax Claims) that are entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

Class 2 – Secured Claims.  Class 2 consists of all Allowed Secured Claims.  Secured Claims are Claims that are (a) secured by a valid, perfected and enforceable Lien on or against property of the Estate, of a value determined in accordance with section 506(a) of the Bankruptcy Code, or as may otherwise be agreed upon by the parties and approved by Final Order of the Bankruptcy Court, or (b) subject to setoff under section 553 of the Bankruptcy Code, but only to the extent of the amount subject to setoff and only if a valid proof of secured claim reflecting the setoff right is filed on or before the General Bar Date.

Class 3A – Allowed General Unsecured Claims.  Class 3A consists of all Allowed General Unsecured Claims.  General Unsecured Claims are Claims that are not Administrative Claims, Priority Tax Claims, Non Tax Priority Claims, Secured Claims, or Subordinated Claims.

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

Class 3B - Allowed Subordinated Unsecured Claims.  Class 3B consists of all Allowed Subordinated Unsecured Claims.  Subordinated Unsecured Claims consist of (a) all Claims asserted in the Securities Litigation on account of or for the benefit of certain purchasers of Equity Interests of the Debtor or any predecessor thereof; (b) all other Claims within the scope of section 510(b) of the Bankruptcy Code asserted by, on account of, or for the benefit of current or former holders of Equity Interests of the Debtor or any predecessor thereof, whether or not outstanding on the Petition Date, (c) any other Claim within the scope of section 510(b) of the Bankruptcy Code for indemnification or contribution arising from or relating to Claims described in subparagraphs (a) and (b) of this definition, and (d) a Claim that is subordinated in a Final Order pursuant to any provision of the Bankruptcy Code or applicable law.

Class 4 – Allowed Equity Interests.  Class 4 consists of all Allowed Equity Interests.  Equity Interests consist of any equity interest in the Debtor including, but not limited to, all issued, unissued, authorized or outstanding shares of stock, but excluding warrants, options, and contract rights to purchase or acquire such interests at any time.

C.                                    Summary of Treatment of Claims and Equity Interests Under the Plan

Administrative Claims.  Unless the holder of an Allowed Administrative Claim agrees to different treatment of such Claim, each holder of an Allowed Administrative Claim shall receive Cash equal to the Allowed amount of such Claim payable at the Debtor’s or the Reorganized Debtor’s election:  (a) on or as soon as practicable after the later of (i) the Initial Distribution Date, or (ii) the date upon which the Bankruptcy Court enters a Final Order determining or approving such Claim; (b) in accordance with the terms and conditions of agreements that either have been or may be approved by the Bankruptcy Court between the holders of such Claims and the Debtor or the Reorganized Debtor; or (c) with respect to Administrative Claims representing obligations incurred in the ordinary course of the Debtor’s business, upon such regular and customary payment or performance terms as may exist in the ordinary course of the Debtor’s business or as otherwise provided in the Plan.  Administrative Claims of the United States Trustee for fees pursuant to 28 U.S.C. § 1930(a)(6) shall be paid in Cash in accordance with the applicable Schedule for payment of such fees.

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

All requests for payment of administrative expenses under section 503(a) of the Bankruptcy Code and final applications for Professional Fees for services rendered or expenses incurred before the Effective Date must be filed and served on or before the Administrative Claims Bar Date.  Any holder of such a Claim that is required to file and serve a request for payment or other motion or application and that fails to comply in a timely manner with the Administrative Claims Bar Date shall be forever barred from asserting such Claim against the Debtor, the Reorganized Debtor or any property of the Debtor or the Reorganized Debtor and from sharing in any Distribution under the Plan.  Unless otherwise fixed by the Bankruptcy Court after notice and hearing, the Administrative Claims Bar Date will be set forth in the Confirmation Order.

All objections, if any, to the allowance and approval of such Administrative Claims must be filed and served not later than thirty (30) days after the Administrative Claims Bar Date.  For Professionals, all objections to the allowance and approval of such administrative fees and expenses must be filed and served in accordance with the Bankruptcy Rules and the Local Rules.

Priority Tax Claims.  Unless the holder of an Allowed Priority Tax Claim has agreed to different treatment for such Claim, each holder of an Allowed  Priority Tax Claim shall receive a Cash payment equal to the Allowed amount of such Claim payable, at the Debtor’s or the Reorganized Debtor’s election:  (a) as soon as practicable after the later of (i) the Initial Distribution Date, or (ii) thirty (30) days after the date upon which the Bankruptcy Court enters a Final Order determining or approving such Claim; (b) to the extent permitted by section 1129(a)(9) of the Bankruptcy Code, deferred with interest on the unpaid portion of such Claim at the statutory rate or at a rate to be agreed to by the Debtor or the Reorganized Debtor and the appropriate Governmental Unit or, if they are unable to agree, to be determined by the Bankruptcy Court; provided, however, that the Debtor or the Reorganized Debtor may prepay any or all such Claims at any time; or (c) in accordance with the terms and conditions of agreements that either have been or may be approved by the Bankruptcy Court between the holders of such Claims and the Debtor or the Reorganized Debtor.  In the event payment to the holder of a Priority Tax Claim is deferred, each such holder shall receive, on account of such Claim, deferred payments, of a Present Value, as of the Effective Date, equal to the Allowed amount of such Claim.

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

Class 1 (Allowed Non-Tax Priority Claims).  On the Initial Distribution Date or as soon thereafter as the Claim becomes an Allowed Claim, each holder of an Allowed Non-Tax Priority Claim shall receive a Cash payment equal to the Allowed amount of such Claim, unless the holder of such a Claim and the Debtor or the Reorganized Debtor shall have agreed to different treatment.

Class 1 is an Unimpaired Class and holders of Class 1 Claims are, therefore, deemed to have accepted the Plan.

Class 2 (Allowed Secured Claims).  On the Initial Distribution Date or as soon thereafter as the Claim becomes an Allowed Claim, each holder of an Allowed Secured Claim shall receive one of the following alternative treatments, at the election of the Debtor or the Reorganized Debtor:  (a) the legal, equitable and contractual rights to which such Claim entitles the holder thereof shall be unaltered by the Plan; (b) the Debtor or the Reorganized Debtor shall surrender all collateral securing such Claim to the holder thereof, without representation or warranty by or recourse against the Debtor or the Reorganized Debtor; provided, however, that any disputes regarding the nature or validity of such a Claim shall be resolved by the Bankruptcy Court before affected collateral is released; or (c) such Claim will be otherwise treated in any other manner so that such Claim shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code, unless the holder of such a Claim and the Debtor or the Reorganized Debtor shall have agreed to different treatment.

Class 2 is an Unimpaired Class and holders of Class 2 Claims are, therefore, deemed to have accepted the Plan.

Class 3A (Allowed General Unsecured Claims).  On the Initial Distribution Date or as soon thereafter as the Claim becomes an Allowed Claim, each holder of an Allowed General Unsecured Claim in Class 3A shall receive a Cash payment equal to the full principal amount of its Claim, together with interest thereon at a rate equal to the Federal Judgment Rate for the period from the Petition Date through and including the date of payment, unless the holder of such a Claim and the Debtor or the Reorganized Debtor shall have agreed to different treatment.

Class 3A is an Unimpaired Class and holders of Class 3A Claims are, therefore, deemed to have accepted the Plan.

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

Class 3B (Allowed Subordinated Unsecured Claims).  On the Initial Distribution Date or as soon as practicable after the Claim becomes an Allowed Claim, each holder of an Allowed Subordinated Unsecured Claim in Class 3B shall receive a Cash payment equal to the full principal amount of its Claim (to the extent any such Claim is not paid pursuant to the Debtor’s or the Reorganized Debtor’s director and officer insurance policies), together with interest thereon at a rate equal to the Federal Judgment Rate for the period from the Petition Date through and including the date of payment, unless the holder of such a Claim and the Debtor or the Reorganized Debtor shall have agreed to different treatment.

Class 3B is an Unimpaired Class and holders of Class 3B Claims are, therefore, deemed to have accepted the Plan.

Class 4 (Allowed Equity Interests).  Each holder of an Allowed Equity Interest in Class 4 shall retain its Interest in the Debtor or the Reorganized Debtor, as the case may be.

Class 4 is an Unimpaired Class and holders of Class 4 Claims are, therefore, deemed to have accepted the Plan.

V.

IMPLEMENTATION OF THE PLAN

The following are some of the significant additional provisions of the Plan.  Other provisions that may be relevant have been omitted.  Accordingly, the provisions discussed below should be read in conjunction with, and are qualified by, the Plan itself.

A.                                    Funding of the Plan

The source of funds to achieve consummation and to carry out the Plan shall be the Reorganized Debtor’s Assets, in particular its Available Cash.

B.                                    Estimation of Claims

To the extent any of the litigation Claims are not resolved by the time of the Confirmation Hearing, the Debtor is likely to seek an estimation of those Claims in connection with the Confirmation Hearing.

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

C.                                    Vesting of Assets in Reorganized Debtor

On the Effective Date, all Assets of the Estate (including the Causes of Action) shall vest in the Reorganized Debtor free and clear of any and all Claims and Liens, except as otherwise specifically provided in this Plan.  As of the Effective Date, all mortgages, deeds of trust, Liens or security interests in any property of the Estate will be released and all the right, title and interest of any holder of any such mortgages, deeds of trust, Liens or security interests shall be canceled, annulled, terminated and become null and void, except as otherwise specifically provided in the Plan.

D.                                    Reorganized Debtor

(a)                                  Management.  From and after the Effective Date, the affairs of the Reorganized Debtor will continue to be operated and managed by the Debtor’s board of directors and senior officers in accordance with the Debtor’s certificate of incorporation and bylaws (which will remain unchanged as of the Effective Date).  The Reorganized Debtor shall continue to retain its officers and employees in accordance with the terms of their existing employment agreements (see section II.D(1) above for a discussion of the Debtor’s current principal officers and Board members).

(b)                                 Continued Existence.  From and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire and dispose of property, and settle any Claims and Equity Interests without supervision of the Bankruptcy Court and free of restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than restrictions expressly imposed by the Plan or the Confirmation Order.

(c)                                  Corporate Action.  Prior to, on or after the Effective Date (as appropriate), all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of the Debtor or the Reorganized Debtor or their successors in interest under the Plan shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the state in which the Debtor or the Reorganized Debtor is incorporated without any requirement of further action by the stockholders or directors of the Debtor or the Reorganized Debtor.

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

E.                                      Limitation of Liability

On and after the Confirmation Date, none of the Debtor, the Reorganized Debtor, any of their successors or assigns, or any of the Debtor’s or the Reorganized Debtor’s present or former members, officers, directors, employees, advisors, attorneys, representatives, investment bankers or agents in their capacities as such, shall have or incur, and are hereby released from, any claim, obligation, cause of action or liability to one another or to any holder of a Claim or an Equity Interest, or any other party in interest, or any of their respective agents, employees, representatives, advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Chapter 11 Case, including, but not limited to (i) formulating, preparing, disseminating, implementing, confirming, consummating, or administering the Plan; (ii) the Disclosure Statement, or any contract, instrument, release or other arrangement entered into or any action taken or not taken in connection with the Plan or the Chapter 11 Case; or (iii) any distributions made pursuant to the Plan, except for acts constituting willful misconduct or gross negligence, and in all respects such parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and shall be fully protected in acting or in refraining from action in accordance with such advice.

F.                                      Discharge

Except as otherwise expressly provided in the Plan or the Confirmation Order, the Confirmation of the Plan shall, as of the Effective Date: (i) discharge the Debtor and the Reorganized Debtor from all Claims that arose on or before the Effective Date, including all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (A) a proof of Claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, or (B) a Claim based on such debt is Allowed pursuant to section 502 of the Bankruptcy Code; and (ii) preclude all persons from asserting against the Debtor, the Reorganized Debtor, or their assets or properties, any other or further Claims based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, all pursuant to sections 524 and 1141 of the Bankruptcy Code.  The discharge provided in the Plan shall void any judgment obtained

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

against the Debtor or the Reorganized Debtor at any time, to the extent that such judgment relates to a discharged Claim.

G.                                    Injunction Related to the Discharge

Except as otherwise provided in the Plan or the Confirmation Order, all entities that have held, currently hold, or may hold Claims or other debts or liabilities against the Debtor or the Reorganized Debtor, that are discharged pursuant to the terms of the Plan are permanently enjoined, on and after the Effective Date, from taking any of the following actions on account of any such Claims, debts or liabilities: (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim, debt or liability, other than to enforce any right to a Distribution pursuant to the Plan; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree or order against the Debtor or the Reorganized Debtor, or their respective property or interests in property, on account of any such Claim, debt or liability, (iii) creating, perfecting, or enforcing any Lien or encumbrance against the Debtor or the Reorganized Debtor or their respective property or interests in property on account of any such Claim, debt or liability; (iv) asserting any right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor or the Reorganized Debtor or against their respective property or interests in property on account of any such Claim, debt or liability; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.  Any entity injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys’ and experts’ fees and disbursements, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

H.                                    Distributions for Claims Allowed as of the Effective Date

(a)                                  Except as otherwise provided in the Plan, or as may be ordered by the Bankruptcy Court, Distributions on account of those Claims that are Allowed as of the Effective Date to Creditors who are entitled to receive Distributions under the Plan shall be made on the Initial Distribution Date or as soon thereafter as is practicable.  Distributions on account of Claims that become Allowed after the Effective Date shall be made pursuant to the provisions of the Plan.

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

(b)                                 Any payment made under the Plan may be made either by check drawn on a domestic bank, by wire transfer, or by automated clearing house transfer from a domestic bank, at the option of the Debtor or the Reorganized Debtor.

(c)                                  The Reorganized Debtor, in making Distributions under the Plan, shall comply with all tax withholding and reporting requirements imposed on it by any Governmental Unit, and all Distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.  The Reorganized Debtor may withhold the entire Distribution due to any holder of an Allowed Claim until such time as such holder provides the Reorganized Debtor with the necessary information to comply with any withholding requirements of any Governmental Unit.  Any funds so withheld will then be paid by the Reorganized Debtor to the appropriate authority.  If the holder of an Allowed Claim fails to provide the information necessary to comply with any withholding requirements of any Governmental Unit within sixty (60) days from the date of first notification by the Reorganized Debtor to the holder of such Allowed Claim of the need for such information, such holder shall forfeit all rights to Distributions under the Plan.  Upon forfeiture, the Distributions shall revest in the Reorganized Debtor and the applicable holder shall forfeit its rights thereto and shall have no claim whatsoever against the Debtor, the Reorganized Debtor or any holder of an Allowed Claim or an Allowed Equity Interest.

I.                                         Transmittal of Distributions to Parties Entitled Thereto

All Distributions by check shall be deemed made at the time such check is duly deposited in the United States mail, postage prepaid.  All Distributions by wire transfer shall be deemed made as of the date the Federal Reserve or other wire transfer is made.  Except as otherwise agreed with the holder of an Allowed Claim or as provided in the Plan, any property to be distributed on account of an Allowed Claim shall be distributed by mail, upon compliance by the holder with the provisions of the Plan, to (a) the latest mailing address Filed for the holder of an Allowed Claim entitled to a Distribution, (b) the latest mailing address Filed for the holder’s transferee as identified in a Filed notice served on the Debtor pursuant to Bankruptcy Rule 3001(e), or (c) if no such mailing address has been Filed, the mailing address reflected in the Schedules, the Statement of Financial Affairs or in the Debtor’s books and records.

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

J.                                      Disputed Claims and Equity Interests

(a)                                  No payments or Distributions shall be made by the Debtor or the Reorganized Debtor on account of Disputed Claims and no Interest shall be retained on account of a Disputed Equity Interest unless and to the extent such Claims or Equity Interests become Allowed Claims or Allowed Equity Interests, as the case may be.

(b)                                 Notwithstanding all references in the Plan to Allowed Claims, in undertaking the calculations concerning Allowed Claims under the Plan, including the determination of the amount of Distributions due to the holders of Allowed Claims, each Disputed Claim shall be treated as if it were an Allowed Claim, except that if the Bankruptcy Court estimates the likely portion of a Disputed Claim to be Allowed or otherwise determines the amount which would constitute a sufficient reserve for a Disputed Claim (which estimations and determinations may be requested by the Debtor or the Reorganized Debtor), such amount as determined by the Bankruptcy Court shall be used as to such Claim.

(c)                                  On the Distribution Dates, the Reorganized Debtor shall transfer to, and maintain in the Reserve Fund such amounts of Cash as the Reorganized Debtor shall determine to be necessary to retain on that Distribution Date on account of the Disputed Claims and such other amounts as must be reserved under this Plan.  In determining the amount of Cash to reserve in the Reserve Fund, the Reorganized Debtor shall be entitled to rely upon the estimation, if any, of any Disputed Claims.  Notwithstanding any provision in the Plan to the contrary, no partial payments and no partial Distributions will be made with respect to a Disputed Claim until the resolution of such dispute by settlement or Final Order.  Unless otherwise agreed or permitted by the Reorganized Debtor, a Creditor who holds both an Allowed Claim and a Disputed Claim will not receive a Distribution until such dispute is resolved by settlement or Final Order.  No holder of a Disputed Claim shall have any claim against the Reserve Fund until such Disputed Claim shall become an Allowed Claim.  The Reorganized Debtor may, but need not, establish a separate bank account for the Reserve Fund.

(d)                                 After an objection to a Disputed Claim is withdrawn or determined by Final Order, the Distributions due on account of any resulting Allowed Claim shall be paid by the Reorganized Debtor from the Reserve Fund to such Creditor.  Such payment shall be made on the earlier of (a) the next

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

Distribution Date for Claims of the Class or type of the Claim of such holder and (b) within forty-five (45) days of the date the Disputed Claim becomes an Allowed Claim.

(e)                                  After an objection to a Disputed Claim is sustained in whole or in part by a Final Order, any amount for such Claim held in the Reserve Fund in excess of the Distribution due on account of any resulting Allowed Claim may be removed by the Reorganized Debtor from the Reserve Fund and treated as available funds for ongoing operations.

K.                                    Estimation of Claims

The Debtor or the Reorganized Debtor may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor or the Reorganized Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Debtor or the Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.

L.                                     Prosecution of Objections to Claims and Equity Interests

All objections to Claims and Equity Interests shall be filed and served upon the holders of each of the Claims and Equity Interests to which objections are made no later than the Claim Objection Deadline.  If no objection has been filed to a Claim or an Equity Interest by the Claim Objection Deadline, such Claim or Equity Interest shall be Allowed.  The Claim Objection Deadline is defined in the Plan as the date that is the sixtieth (60th) day following the later of (a) the Effective Date, and (b) with respect to a Claim or Equity Interest that is filed after the Effective Date, the date of the filing of such proof of Claim or Equity Interest.  This date is the deadline for objecting to Claims (other than Administrative Claims) or Equity Interests; provided, however, that this deadline may be extended by order of the Bankruptcy Court upon motion of the Debtor or the Reorganized

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

Debtor without notice or a hearing.  The deadline for objecting to Administrative Claims is set by section 2.3 of the Plan at thirty (30) days after the Administrative Claims Bar Date.

The Reorganized Debtor shall be authorized to settle, or withdraw any objections to, any Disputed Claim or Disputed Equity Interest following the Effective Date without further notice to Creditors or authorization of the Bankruptcy Court, in which event such Claim or Equity Interest shall be deemed to be an Allowed Claim or Allowed Equity Interest in the amount compromised for purposes of the Plan.

M.                                  No Waiver of Setoff

The Debtor and/or the Reorganized Debtor may, but shall not be required to, set off against any Claim and the Distributions to be made pursuant to the Plan in respect of such Claim, any Causes of Action the Debtor and/or the Reorganized Debtor may have against the holder of the Claim, but neither the failure to do so nor the allowance of any Claim or Equity Interest hereunder shall constitute a waiver or release by the Debtor of any Cause of Action, setoff or recoupment which the Debtor may have against the holder of a Claim or an Equity Interest.

N.                                    Unclaimed Property

Any entity that fails to claim any Distribution within ninety (90) days from the date upon which Distribution is first made to such entity shall forfeit all rights to any Distribution under the Plan.  Upon forfeiture, such Distribution shall revest in the Reorganized Debtor and the applicable entity shall forfeit its rights thereto and shall have no claim whatsoever against the Debtor, the Reorganized Debtor, or any holder of an Allowed Claim or an Allowed Equity Interest.

O.                                   Modification of Plan

The Debtor reserves, in accordance with the Bankruptcy Code, the right to amend or modify the Plan prior to the entry of the Confirmation Order.  Prior to entry of the Confirmation Order, the Plan may only be modified with the consent of the Debtor.  After the entry of the Confirmation Order, the Debtor or the Reorganized Debtor may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

out the purpose and intent of the Plan, if (a) the Plan has not been substantially consummated, and (b) the Bankruptcy Court authorizes the proposed modifications after notice and a hearing.

P.                                     Revocation and Withdrawal

The Debtor reserves the right to revoke and withdraw the Plan at any time on or before the Confirmation Date. If the Debtor revokes or withdraws the Plan, or if Confirmation or the Effective Date does not occur, then the Plan shall be deemed null and void and, in such event, nothing contained in the Plan shall be deemed to constitute a waiver or release of any Claims by or against the Debtor or any other entity or to prejudice in any manner the rights of the Debtor or any entity in any further proceedings involving the Debtor.

Q.                                   Final Decree

Upon the resolution of all Claims and the payment of all Creditors, the Reorganized Debtor shall close the Chapter 11 Case and obtain a final decree.

R.                                    Retention of Jurisdiction

Notwithstanding Confirmation or the Effective Date having occurred, the Bankruptcy Court shall have jurisdiction of matters arising out of, and related to the Chapter 11 Case and the Plan under, and for the purposes of, sections 105(a), 1127, 1142 and 1144.  A detailed description of the specific matters over which the Bankruptcy Court shall retain jurisdiction is set forth in Article IX of the Plan.

S.                                     Conditions Precedent to Confirmation

It is a condition to Confirmation that (a) the Confirmation Order shall approve in all respects all of the provisions, terms and conditions of the Plan, and (b) the Confirmation Order is satisfactory to the Debtor in form and substance.

T.                                     Conditions Precedent to Effective Date

It is a condition to the Effective Date that (a) the Confirmation Order shall have been approved and signed by the Bankruptcy Court and duly entered on the docket for the Chapter 11 Case by the Clerk of the Bankruptcy Court in form and substance acceptable to the Debtor; and (b) the Confirmation Order shall be a Final Order.

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

VI.

EXECUTORY CONTRACTS

A.                                    Executory Contracts and Unexpired Leases.

The Bankruptcy Code authorizes the Debtor, subject to the approval of the Bankruptcy Court, to assume or reject executory contracts and unexpired leases.  The Debtor may assume or reject those contracts or leases during the Chapter 11 Case or pursuant to the Plan.

1.                                      Assumption

In addition to executory contracts and unexpired leases previously assumed by the Debtor, on the Effective Date, the Reorganized Debtor will assume all executory contracts and unexpired leases that it does not reject during the course of this Chapter 11 Case or pursuant to the Plan, including those identified on Schedule A to the Plan (together with any additions, deletions, modifications or other revisions to such Schedule as may be made by the Debtor prior to Confirmation).  The Debtor reserves the right to make additions to or deletions from Schedule A up to the time of Confirmation.  All agreements and stipulations entered into by the Debtor on or after the Petition Date, and all executory contracts and unexpired leases previously assumed by the Debtor on or after the Petition Date, shall remain in full force and effect following Confirmation to the extent and in the manner set forth in such agreements, stipulations and assumed contracts or agreements, in each case as approved and authorized by the Bankruptcy Court, and as the same may have been amended, modified or transferred.

2.                                      Rejection

In addition to executory contracts and unexpired leases previously rejected by the Debtor, on the Effective Date the Reorganized Debtor will reject all executory contracts or unexpired leases of the Debtor listed on Schedule B to the Plan (together with any additions, deletions, modifications or other revisions to such Schedule as may be made by the Debtor prior to Confirmation).  The Debtor reserves the right to make additions to or deletions from Schedule B up to the time of Confirmation.  Any Rejection Claim arising from the rejection of an executory contract or unexpired lease under the Plan shall be filed within thirty (30) days after the date of service of the Confirmation Order or the holder of such Claim shall be forever barred from asserting such Claim against the Debtor or any

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

property of the Estate and from sharing in any Distribution under the Plan on account of such Rejection Claim.  Any such Rejection Claim shall be deemed a Disputed Claim unless (a) agreed to by the Debtor and the holder of such Claim (which agreement shall not require Court approval) or (b) allowed by Final Order.

3.                                      Satisfaction of Assumption Obligations

The Debtor or the Reorganized Debtor shall satisfy all Assumption Obligations (if any) arising from the assumption of an executory contract or unexpired lease under the Plan  by making a Cash payment equal to the lesser of the amount:  (a) set forth in any notice filed and served by the Debtor in connection with the Confirmation Hearing, or (b) agreed to in writing between the Debtor or the Reorganized Debtor and the non-debtor parties to such contracts or leases, unless an objection to such proposed treatment is filed with the Bankruptcy Court and served on counsel to the Debtor on or prior to the date set by the Bankruptcy Court for filing objections to Confirmation of the Plan and the Bankruptcy Court ultimately determines that the Debtor is obligated to pay a different amount under section 365 of the Bankruptcy Code, in which case, the Debtor shall have the right, at any time prior to the Effective Date, to (i) pay such amount as may be ordered by the Bankruptcy Court and thereby assume the executory contract or unexpired lease or (ii) to seek an order of the Bankruptcy Court rejecting such executory contract or unexpired lease.

4.                                      Insurance Policies

Each of the Debtor’s insurance policies and any agreements, documents or instruments relating thereto, if not otherwise recognized as executory contracts, shall be deemed to be and treated as executory contracts, and shall be assumed as of the Effective Date pursuant to sections 365(a) and 1123(b) of the Bankruptcy Code.  Nothing contained herein shall constitute or be deemed a waiver of any Cause of Action or claim that the Debtor or the Reorganized Debtor may hold against any entity, including the insurer under any of the Debtor’s or the Reorganized Debtor’s policies of insurance, or in any way to limit the obligation of such insurers to defend, indemnify, and/or hold harmless the Debtor, the Reorganized Debtor and their officers, directors and employees under the terms of any insurance policy issued to the Debtor or the Reorganized Debtor.

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

5.                                      Warrants And Options

Regardless of whether any of the Debtor’s equity securities options and/or warrants are or may be executory contracts, all options and warrants may be exercised pursuant to the terms of such option or warrant prior to or after the Effective Date.

6.                                      Effect of Confirmation Order

The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumption or rejection, as the case may be, pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code of all executory contracts and unexpired leases under Article VI of the Plan.

VII.

CERTAIN TAX CONSEQUENCES OF THE PLAN

The confirmation and execution of the Plan may have tax consequences to holders of Claims and Equity Interests.  Neither the Debtor nor the Reorganized Debtor offers any opinion as to any federal, state, local or other tax consequences to holders of Claims and Equity Interests of the Confirmation of the Plan.  ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO ANY FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN.  THIS DISCLOSURE STATEMENT IS NOT INTENDED, AND SHOULD NOT BE CONSTRUED, AS LEGAL OR TAX ADVICE TO ANY CREDITOR OR EQUITY INTEREST HOLDER.

VIII.

CONFIRMATION

A.                                    General

At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met.  The Debtor believes that the Plan satisfies all of the confirmation requirements of the Bankruptcy Code.

As described herein, all Classes of Claims and Equity Interests are unimpaired under the Plan and are deemed to have accepted the Plan.  As a result, the confirmation requirements of sections 1129(a)(7) and 1129(a)(8) of the Bankruptcy Code are satisfied.  Section 1129(a)(7) of the Bankruptcy Code establishes what is commonly referred to as the “best interests” test.

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

Section 1129(a)(7) requires that, with respect to each class of impaired claims or interests under a plan, every holder of a claim or interest in such impaired class either (a) accept the plan or (b) receive or retain property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code.  Section 1129(a)(8) requires that each class of claims and interests established under a plan either accept the plan or is not impaired under the plan.  The requirements of sections 1129(a)(7) and 1129(a)(8) are satisfied because all Classes of Claims and Equity Interests are unimpaired.

B.                                    Feasibility

1.                                      General

As a condition to confirmation of the Plan, section 1129(a)(11) of the Bankruptcy Code requires that confirmation of the Plan is not likely to be followed by a liquidation or the need for further financial reorganization of the Debtor.  The Debtor meets this standard.  There are two components of the feasibility analysis: the first concerns the ability to make payments that are due under the Plan and the second concerns the Debtor’s ability to operate in the future.

THE DISCUSSION CONTAINED HEREIN AS TO FUTURE PERFORMANCE IS BASED ON NUMEROUS ASSUMPTIONS INCLUDING THE TIMING, CONFIRMATION AND CONSUMMATION OF THE PLAN IN ACCORDANCE WITH ITS TERMS, THE ANTICIPATED FUTURE PERFORMANCE OF THE REORGANIZED DEBTOR, INDUSTRY PERFORMANCE, GENERAL BUSINESS AND ECONOMIC CONDITIONS AND OTHER MATTERS, MANY OF WHICH ARE BEYOND THE CONTROL OF THE REORGANIZED DEBTOR AND SOME OR ALL OF WHICH MAY NOT MATERIALIZE.  IN ADDITION, UNANTICIPATED EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE OF THIS DISCLOSURE STATEMENT MAY AFFECT THE ACTUAL FINANCIAL RESULTS OF THE REORGANIZED DEBTOR’S OPERATIONS.  THESE VARIATIONS MAY BE MATERIAL AND MAY ADVERSELY AFFECT THE PERFORMANCE OF THE REORGANIZED DEBTOR.  THE DISCUSSION SET FORTH HEREIN SHOULD NOT BE RELIED UPON AS A GUARANTY, REPRESENTATION OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.  NEITHER THE DEBTOR NOR THE

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

REORGANIZED DEBTOR INTENDS TO UPDATE THIS DISCUSSION; THUS, THIS DISCUSSION WILL NOT REFLECT THE IMPACT OF ANY SUBSEQUENT EVENTS NOT ALREADY ACCOUNTED FOR IN THE ASSUMPTIONS UNDERLYING THIS DISCUSSION.

2.                                      Payments Due Under the Plan

The Debtor has sufficient resources to pay all Allowed Claims under the Plan.

As of March 31, 2004, the book value of the Debtor’s assets was approximately $250 million (including cash and cash equivalents in the amount of $213.2 million and restricted cash in the amount of $10.3 million) and its liquidated, undisputed liabilities were approximately $21.7 million.

In addition, there are a number of disputed and contingent claims pending against the Debtor.  The Debtor anticipates that the landlord under the San Carlos Lease will file a claim in excess of $40 million which the Debtor believes will be capped at approximately $8 million under section 502(b)(6) of the Bankruptcy Code.  In addition, the plaintiffs in the litigation described in section II.C(2) above have asserted significant disputed and contingent claims that have yet to be liquidated (the SEC has also initiated an investigation).  However, as described in Section II.C(4) above, the Debtor has insurance in place, subject to a deductible of $5 million (that applies in many cases) and the resolution of insurance coverage disputes.  Further, additional claims are likely to be asserted against the Debtor.  For example, certain former employees have notified the Debtor of alleged claims they possess.  Administrative claims for the various Professionals hired by the Debtor to assist it in this bankruptcy case (see section III.B above) will also be incurred, as will claims relating to the operation of the Debtor throughout the Chapter 11 Case.  To the extent any contingent Claims are not resolved by the time of the Confirmation Hearing, the Debtor is likely to seek an estimation of those Claims in connection with the Confirmation Hearing.  The Debtor submits that it has sufficient resources to consummate the Plan and pay all Allowed Claims.

3.                                      Cash Needed on An Ongoing Basis

The Debtor expects to have sufficient cash to execute on its business plan and grow its business in the ordinary course.  The Debtor’s net cash outflow excluding non cash items such as depreciation was $28.8 million for the quarter ended August 31, 2003; $1.0 million for the quarter ended November 30, 2003; and $7.9 million for the quarter ended February 29, 2004.  Net cash

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

outflows includes payment of a $17.9 million insurance premium during the quarter ended August 31, 2003 and receipt of $7.1 million from sale of discontinued operations during the quarter ended November 30, 2003.  Given the Debtor’s current quarterly net cash outflow, which the Debtor hopes to further reduce by resolving certain liabilities in this Chapter 11 Case, the Debtor’s cash position provides sufficient cash for ongoing operations.  In addition, the Debtor’s revenues were $1.7 million for the quarter ended August 31, 2003; $1.2 million for the quarter ended November 30, 2003; and $1.5 million for the quarter ended February 29, 2004.  Such revenues are primarily from existing European customers that have deployed the Debtor’s technology.  The Debtor is also working on launching new products and obtaining new cable customers in the U.S.  The Debtor is also adopting a new subscription pricing model that is designed to provide more steady growth in revenues over time.  The Debtor recently announced a new license agreement with Cox Communications (announced on January 12, 2004), a new subscription license agreement with Telewest (announced on May 5, 2004) and a new subscription license agreement with NTL (announced on May 10, 2004).

The Debtor expects that it will need its current cash to fund losses for a significant period of time prior to generating meaningful revenue in order to become cash flow positive.  At the same time, the Debtor believes that the transition of existing customers to the Debtor’s new products and the Debtor’s new subscription license model will increase revenues over time and eventually lead to the Debtor becoming cash flow positive.

In sum, given the Debtor’s cash position, the headcount and expense reductions implemented by the Debtor (see discussion in section II.D(3) above), additional expense savings arising from this Chapter 11 Case, and the Debtor’s business plan, Confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization of the Debtor.

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004

DRAFT:  NOT APPROVED BY THE BANKRUPTCY COURT

IX.

CONCLUSION

The Debtor believes that the Plan is in the best interests of its Creditors and Holders of Equity Interests.

DATED: May 17, 2004

LIBERATE TECHNOLOGIES

	By:	/s/ Mark Scadina
Mark Scadina
General Counsel and Vice President

PRESENTED BY:

GIBSON, DUNN & CRUTCHER LLP

/s/ Desmond Cussen
FRED L. PILLON, SBN 072260
DESMOND CUSSEN, SBN 154936
One Montgomery Street
San Francisco, California 94104
Telephone: (415) 393-8200
Facsimile: (415) 986-5309

Proposed Counsel to the Debtor and Debtor in Possession

DISCLOSURE STATEMENT ACCOMPANYING DEBTOR’S

PLAN OF REORGANIZATION DATED AS OF MAY 17, 2004